Exhibit 10.38(v)

AMENDMENT NO. ONE

TO THE FORT JAMES CORPORATION

SUPPLEMENTAL BENEFIT PLAN

WHEREAS, Fort James Corporation (“Fort James”) previously adopted the Fort James Corporation Supplemental Benefit Plan (the “Plan”) for certain of its highly compensated employees; and

WHEREAS, Georgia-Pacific Corporation (“G-P”) acquired all of the stock of Fort James effective November 27, 2000, and, by resolution of the Board of Directors of Fort James, became the Plan Sponsor and Plan Administrator of this Plan effective as of January 27, 2001; and

WHEREAS, pursuant to Section 8.1 of the Plan, G-P now desires to terminate the Plan effective as of the close of business on September 30, 2001 and to distribute Participants’ accrued benefits as provided herein;

NOW THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

1. Effective as of the close of business on September 30, 2001, benefit accruals under the Plan will cease and the Plan shall be terminated.

2. With respect to each Participant who is (a) an officer of Georgia-Pacific Corporation, or (b) eligible to participate in the Georgia-Pacific Corporation Supplemental Retirement Plan for Eligible Executives (the “G-P Plan”), the present value of such Participant’s accrued benefit shall be transferred to a Supplemental Personal Account in the G-P Plan as of October 1, 2001. Such present value shall be calculated using the actuarial assumptions set forth in the Salaried Pension Plan as of September 30, 2001. The benefits payable to such Participant shall be distributed in accordance with the terms of the G-P Plan.

3. With respect to any other Participant, the present value of such Participant’s accrued benefit shall be paid to such Participant (or his designated beneficiaries) in a single lump sum payment as soon as administratively practicable following the termination of the Plan. Participants who are actively employed with Fort James or G-P on October 1, 2001 also shall be entitled to a tax gross up with respect to such payment. The amount of the tax gross up shall be determined by G-P in its discretion and shall be paid directly to the appropriate taxing authorities.

4. In no event shall any Participant’s accrued benefit under the Plan as of September 30, 2001 be decreased as a result of this amendment.

IN WITNESS WHEREOF, the Company has adopted and executed this Amendment One as of the 30th day of September, 2001.

GEORGIA-PACIFIC CORPORATION

By:	/s/ Patricia A. Barnard
Patricia A. Barnard, Executive Vice President-Human Resources

Date:	January 15, 2002